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                                                                      EXHIBIT 5


[MAPCO INC. LOGO]                                  [JAMES N. CUNDIFF LETTERHEAD]

July 11, 1997

MAPCO Inc.
1800 South Baltimore Avenue
Tulsa, Oklahoma 74119

Re:      MAPCO Inc.
         Registration Statement on Form S-8

I am General Counsel-New Ventures & Corporate Services and Assistant Corporate Secretary of MAPCO Inc. (the "Company") and have acted as such in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933 to register 1,612,418 additional shares of the Company's Common Stock, $1.00 par value per share (the "Shares") to be issued from time-to-time by the Company pursuant to the 1997 Employee Stock Purchase Plan and the 1989 Outside Director Stock Option Plan (the "Plans").

Based upon the foregoing, it is my opinion that the Shares, when issued and delivered as contemplated by the Plans will be duly authorized, validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of Oklahoma. No opinion is expressed herein as to any laws other than the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the Federal laws of the United States, except that no opinion is expressed as to the securities laws of any State. I fully consent to the filing of this opinion as an exhibit to the Registration Statement. In providing this consent, I do not thereby admit that I am with the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/James N. Cundiff
                                        --------------------------------------
                                        James N. Cundiff
                                        General Counsel-New Ventures &
                                         Corporate Services and Assistant
                                         Corporate Secretary

JNC/mw